UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2009

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On March 5, 2009, Ecotality Inc., (the “Company”) entered in to an Agreement entitled “Amendment to Debentures and Warrants, Agreement and Waiver” (the “Agreement”) restructuring the Company’s equity with the institutional debt holders of the Company’s Original Issue Discount 8% Senior Secured Convertible Debentures, dated November 6, 2007 (the “November 2007 Debentures”) (aggregate principal amount equal to $4,117,649) and with the Company's debt holder of the Company’s Original Issue Discount 8% Secured Convertible Debentures, dated December 6, 2007 (the “December 2007 Debenture”) (aggregate principle amount equal to $1,764,707).  The November and December 2007 Debentures are held by Enable Growth Partners LP (“EGP”), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce”), and BridgePointe Master Find Ltd  (“BridgePointe”)(individually referred to as “Holder” and collectively as the “Holders”). The Agreement’s effective date is January 1, 2009.

         Previously on August 29, 2008 the Company had signed an agreement with its Holders to defer principal and interest payments for the period May 1 through December 31, 2008.  The purpose of that agreement was to provide the Company time to fund its working capital requirements internally through organic growth as well as to obtain both short and long term funding through equity financing and other sources of capital.

To allow the additional time necessary for the Company to achieve its working capital targets in the current economic environment, we have requested our debenture holders further extend a waiver of debt service requirements.  Therefore, in exchange for signing the attached Amendment to Debentures and Warrants, Agreement and Waiver which defers interest payments due for the first quarter 2009 until May 1, 2009 and payment of monthly principal redemptions until May 1, 2009, the Company agreed to the following:

A.	Adjust the conversion price of the November 2007 Debentures and December 2007 Debentures to $.06.

B.
The Holders collectively shall maintain an equity position in the Company, in fully diluted shares, of 50.4%. Should the Holders’ equity position collectively become less than the 50.4%, the Company shall issue warrants to each Holder, pro-ratably to bring Holders’ equity position back to 50.4%.

C.	Additional covenants related to not exceeding $2,000,000 accounts payable amount or payment of other liabilities while the debentures are outstanding.

D.
The right to recommend for placement on the Company's Board of Directors, a nominee by either BridgePointe or BridgePointe’s investment manager Roswell Capital Partners LLC. The nominee will meet the Company’s requirements as set forth in the Company’s Bylaws and all applicable federal and state law. The nominee may serve until such time as the Company has redeemed the debentures.

E.
All outstanding Warrants (defined in the Securities Purchase Agreements dated November 6, 2007 and December 6, 2007), and all Warrants issued to Holders as consideration for the current or prior Amendments to the November 2007 Debentures and the December 2007 Debentures shall be amended to have an exercise price of $0.06 (to the extent that such exercise price was previously above $0.06), and the expiration dates shall be extended to May 1, 2014.

F.
Use best efforts to obtain stockholder approval of an increase in the authorized number of shares of common stock of the Company.  The proposal shall increase the number of authorized common shares from 300,000,000 to 500,000,000.

G.
In addition, the Securities Agreement, dated November 6, 2007, will include each of the Company’s current and future Patents and Trademarks. In addition the Company will file notice of the Assignment for Security of the Company’s current and any future Patents and Trademarks with the United States Patent and Trademark Office and other foreign countries as appropriate.

The Company believes this extension is timely and consideration appropriate, given the growing and significant potential opportunities to successfully achieve its capital objectives based on the strength and appeal of the Company’s products and technical expertise in the electric vehicle microclimate infrastructure environment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
99.1	AMENDMENT TO DEBENTURES AND WARRANTS, AGREEMENT AND WAIVER
Signatures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Company)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	March 9, 2009
Jonathan R. Read

/s/ Harold Sciotto	Secretary	March 9, 2009
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	March 9, 2009
Barry S. Baer

INDEX TO FINANCIAL STATEMENTS

 99.1 AMENDMENT TO DEBENTURES AND WARRANTS, AGREEMENT AND WAIVER